Press Release	Source: Foldera, Inc.

Foldera Receives Additional $1 Million Funding
July 31, 2007
Prior institutional investor undertakes premium to market financing

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Foldera(TM), Inc. (OTCBB:FDRA - News), the next-generation Information Organizer and Collaboration service for computer users worldwide, announced today that Vision Opportunity Master Fund, Ltd., a qualified institutional buyer and prior investor in the company has purchased an additional $1,000,000 of the company's common stock. On July 27, 2007, via an amendment to the May 4, 2007 agreement, Vision agreed to purchase 6,666,667 shares of common stock at $0.15 per share. On the same day, Foldera's common stock closed at $0.105 per share, as reported by the OTC Bulletin Board.

Mr. Richard Lusk, Foldera's CEO and Founder commented, "I am excited about the opportunity of continuing to work with Vision Opportunity Master Fund. Their continued support shows confidence, not only in the work we have done to date, but also in our future prospects."

Foldera has agreed to file a registration statement covering the shares of common stock acquired by Vision. HPC Capital Management Corp. served as the sole placement agent for the transaction.

In a simultaneous private transaction, Richard Lusk transferred, for nominal consideration, 20,000,000 "restricted" shares of his own Foldera common stock in order to facilitate the transaction, thereby reducing the dilution to Foldera's existing shareholders.

The securities described above have not yet been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Foldera(TM), Inc.

Foldera(TM) is the secure and easy-to-use service that instantly organizes workflow. Foldera combines web-based email, a file manager, a task manager, a calendar, a contact manager, and sharable folders into a unified productivity suite, available with a single login from any web browser. Foldera also has the unique ability to instantly sort and file your sent and incoming email, files, tasks, and events into folders, on a project-by-project basis, chronologically and in real time.

Business owners wanting to experience the power of Foldera Activity Folders in their business should register for a beta account at http://www.foldera.com.

Foldera expects to generate revenues from the sale of subscriptions and services such as extra data storage, premium service and support plans, as well as from embedded search and contextual advertising. Founded in 2001, Foldera is a publicly traded company (OTCBB:FDRA - News), headquartered in Huntington Beach, Calif.

This press release includes a number of forward-looking statements that reflect our management's current views with respect to future events and financial performance. Forward-looking statements include, but are not limited to, statements that are not historical facts, and statements including forms of the words "intend," "believe," "will," "may," "could," "expect," "anticipate," "plan," "possible" and similar terms. Actual results could differ materially from the results implied by the forward-looking statements due to a variety of factors, many of which are discussed throughout this press release and in our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law. Factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us include, but are not limited to:

•	the ability to finance our activities and maintain financial liquidity;
•	unexpected resistance to the adoption of our product offering;
•	changes in consumer preferences or trends;
•	competitive offerings; and,
•	the ability to develop a strong brand identity.

Contact:
Foldera, Inc.
Hugh Dunkerley, 714-766-8737
hdunkerley@foldera.com
or
Media Contact:
Katie Eakins or Wanda Soler, 619-516-2559
foldera@lewispr.com